EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional join acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: February 12, 2024

BC PARTNERS HOLDINGS LIMITED

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Authorized Signatory

By:	/s/ Karen Jamieson
Name:	Karen Jamieson
Title:	Authorized Signatory

CIE MANAGEMENT IX LIMITED

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Authorized Signatory

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Authorized Signatory

ARGOS HOLDINGS GP LLC

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

ARGOS HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

CITRUS INTERMEDIATE HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory